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                                                                   EXHIBIT 10.29


April 1, 1998



Mr. Craig Norris
CONNECT, Inc.
515 Ellis Street
Mountain View, CA 94043

     1998 EMPLOYMENT LETTER
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Dear Craig:

     The Board of Directors of CONNECT, Inc. (the "Company") is pleased to offer
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you the position of President and Chief Executive Officer commencing as of April
1, 1998. You will report directly to the Board and all CONNECT officers will report to you.

     1.  SALARY.  Your salary for the calendar year 1998 will be $225,000 per
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annum, payable in accordance with the Company's standard payroll policy, commencing effective as of April 1, 1998.

     2.  PERFORMANCE BONUS.    For each of the second, third and fourth quarters
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of fiscal 1998, you will be eligible to receive aggregate bonus payments of up to $150,000 payable in accordance with the Company's standard Executive Bonus Plan for the 1998 Fiscal Year, a copy of which is attached to this letter as Attachment A.
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     3.  STRATEGIC BONUS.  During the 1998 calendar year, you will be eligible
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to receive a strategic bonus in an amount to be determined by the Company's
Board of Directors and payable when you have met the strategic objectives set by the Board, as determined in good faith by the Board.

     4.  GRANT OF STOCK OPTIONS.  Effective upon the date of the Company's 1998
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Annual Meeting of Stockholders and assuming that at such meeting the Company's stockholders approve an amendment to the Company's 1996 Stock Option Plan increasing the number of shares available for issuance thereunder, the Board of Directors will grant to you a stock option (the "Option") (which will be an
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incentive stock option to the maximum extent permitted by applicable law) to purchase 780,000 shares of the Company's Common Stock. The Option will have an exercise price equal to the fair market value of such shares as of such grant date and will vest on a monthly basis over a period of 36 months, with such vesting beginning as of April 1, 1998 and becoming fully vested on April 1, 2001, assuming that you satisfy certain conditions related to your continued employment with the Company. In connection with the grant of the
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Option, you will be required to execute the Company's standard form of stock option agreement, which will set forth with greater specificity the terms of the Option.

     5.  CHANGE OF CONTROL BENEFITS.  You will enter into an amended change of
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control agreement amending the terms of that Change of Control Agreement dated
June 11, 1997 between you and the Company, which amended Change of Control Agreement will provide you with certain benefits upon a change of control (as defined therein) and certain additional benefits if you are terminated within two years after a change of control.

     6.  RELOCATION EXPENSES.  For the period April 1, 1998 through March 31,
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1999, the Company will reimburse you for rental expenses in connection with your renting an apartment in the Bay Area and will reimburse you for expenses of up to $35,000 in connection with relocating your family to the Bay Area. Any amounts received by you for housing and relocation expense reimbursement will be reported as taxable income to you in the year received as required by applicable tax law.

     7.  WHOLE AGREEMENT.  This letter supersedes any previous letters and e-
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mails between you and the Company or the Board of Directors relating to the subject matter of this letter, as well as any current employment and consulting agreements you may have with the Company, except that the benefits provided pursuant to this letter are in addition to any benefits provided under any stock option agreements entered into by you and the Company prior to the date of this letter and to any benefits provided pursuant to your Change of Control Agreement, as amended from time to time after the date hereof.


                            [Signature Page Follows]
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     This letter may be signed in one or more counterparts, all of which together shall constitute one original.

Regards,


/s/ RORY O'DRISCOLL
Rory O'Driscoll
For the Board of Directors
CONNECT, Inc.

I accept this offer.   /s/ CRAIG NORRIS                 April 1, 1998
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                        Craig Norris                    Date